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                                                                    EXHIBIT 10.5



                           MASTER ALLIANCE AGREEMENT

       This Master Alliance Agreement ("Alliance Agreement") is entered into effective as of the first day of September, 1996 (the "Effective Date"), between Chevron U.S.A. Production Company, a division of Chevron U.S.A. Inc. ("Chevron Production"), Chevron Products Company, a division of Chevron U.S.A. Inc. ("Chevron Products"), Chevron Chemical Company ("CCC"), Chevron Pipe Line Company ("CPL"), and Chevron Overseas Petroleum Inc. ("COPI") (collectively "the Chevron Entities") and NGC Corporation ("NGC"), Natural Gas Clearinghouse ("NGC Gas"), NGC Liquids Marketing, Inc., ("NGC Liquids"), NGC Oil Trading and Transportation, Inc. ("NGC Oil"), NGC Energy Resources Ltd. Partnership ("NGC Energy"), Trident NGL, Inc. ("Trident") Warren Petroleum Company, Limited Partnership ("Warren"), and Electric Clearinghouse ("NGC Electric") (collectively the "NGC Entities");

       Whereas, CUSA and NGC have merged Chevron Production's midstream assets (Warren Petroleum Company and the Natural Gas Business Unit of Chevron Production) with assets of NGC to accomplish the parties desire to enhance and grow the value of those assets; and

       Whereas, the Chevron Entities have entered or may enter into long term commercial arrangements with NGC Entities, under which a substantial volume of natural gas, natural gas liquids, electricity, and possibly other energy products (not including, however, refined petroleum products) will be sold and certain energy-related services will be provided (such products and services hereafter referred to as "Energy Products or Services"); and

       Whereas, the parties intend that the NGC Entities and the Chevron Entities will provide Energy Products and Services to each other under commercially reasonable, mutually beneficial, and market-based terms and conditions; and

       Whereas, the parties intend that in administering, interpreting, and performing such contracts for the provision of Energy Products or Services, the parties will (a) recognize the contributions made by each party to the overall value of the transaction in question, and share the benefits thereof in a manner appropriately reflecting such contributions and the terms and conditions of such contracts, and (b) act with due regard for the interests of the other party; and

       Whereas, the Chevron Entities and the NGC Entities desire to establish a long term, cooperative business relationship whereby all of the separate contractual relations between them are maintained and administered on a mutually beneficial basis, with due regard given to increasing efficiency, improving products and services, expediting the resolution of disputes, and providing other mutual benefits to all affected Entities;

       Now, therefore, the parties agree as follows:
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A.  DEFINITIONS

       1. The term "Alliance" means the commercial relationship existing between the Chevron Entities and the NGC Entities, as embodied in this Alliance Agreement and each of the Covered Contracts.

       2. The term "Chevron Entity" means any of the Chevron Entities named above or any other Subsidiary of Chevron Corporation which may enter into a Covered Contract with an NGC Entity and ratify this Alliance Agreement.

       3. The term "Covered Contract" means any contract in existence during the term of this Alliance Agreement between a Chevron Entity and an NGC Entity.

       4.  The term "Entity" means one of the parties hereto.

       5. The term "NGC Entity" means any of the NGC Entities named above or any other Subsidiary of NGC Corporation which may enter into a Covered Contract with a Chevron Entity and ratify this Alliance Agreement.

       6. The term "Subsidiary" means any company in which Chevron Corporation or NGC owns, directly or indirectly, one hundred percent of the shares entitled to vote at a general election of directors, or, in the case of a general or limited partnership, one hundred percent of the partnership interest.

       7.  The term "Effective Date" means September 1, 1996.

B.  EXECUTION OF CONTRACTS AND GENERAL INTENT

       1. Existing Contracts. All Contracts entered into between Chevron Entities and NGC Entities prior to or as of the Effective Date of this Alliance Agreement shall be Covered Contracts subject hereto.

       2. Future Contracts. Whenever any Chevron Entity requires, during the term of this Alliance Agreement, Energy Products or Services which can be supplied by an NGC Entity, it is the intent of this Alliance Agreement that the Chevron Entity will contact the appropriate NGC Entity to determine whether the NGC Entity is willing and able to supply the Energy Products or Services on a cost-effective basis. If so, and if the Entities involved are able to negotiate a mutually agreeable contract for the provision of the Energy Products or Services, the resulting contract shall become a Covered Contract and shall be subject to the principles and procedures outlined herein. Whenever any NGC Entity requires Energy Products or Services which can be supplied by a Chevron Entity, it is the intent of this Alliance Agreement that the NGC Entity will contact the appropriate Chevron Entity and the same procedure will be followed. Failure to follow the foregoing procedures in any particular case shall not be deemed to be a breach of this Alliance Agreement, but shall be taken into consideration by the parties in determining, for

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purposes of Section G hereof whether the Alliance is producing the mutual benefits intended by the parties and should be extended beyond its primary term.

       3. Intent of Parties. Both parties acknowledge that the purpose and intent of this Alliance Agreement is to efficiently manage and optimize the economic benefits of the Covered Contracts to the Chevron Entities and the NGC Entities, to ensure that the Covered Contracts remain mutually beneficial, to facilitate new business between Chevron Entities and NGC Entities with respect to Energy Products or Services, to minimize disputes arising from the Covered Contracts, and to resolve quickly and efficiently any disputes which may arise thereunder. By entering into this Alliance Agreement, the parties also expect that they will improve their financial results by reducing downtime and unproductive activities, while maximizing cooperation.

C.  ALLIANCE IMPROVEMENT TEAM AND PROCEDURES.

      1. Appointment of Alliance Representatives. In each case where a Chevron Entity and an NGC Entity are parties to a Covered Contract, each Entity shall appoint at least one Alliance Representative to serve on an Alliance Improvement Team (the "Entity-level AIT") which will perform the duties outlined below with respect to the Covered Contract(s) between those Entities. In those cases where the nature of the contractual relationship between the Chevron Entity and the NGC Entity requires broader representation, each Entity may appoint more than one Alliance Representative to serve on the Entity Level AIT. In addition, the Entities involved may establish separate AITs (local AITs) between individual business units or major facilities of the two Entities in order to better facilitate management of the contractual relationship(s) between them.

      2.  Role of Alliance Improvement Teams. The duties of the AITs will be to:

      2.1. administer the Alliance relationship(s) between the Entities, including recommending to the appropriate Entities any amendments, extensions, and other modifications to the Covered Contract(s) as the AITs may deem appropriate.

      2.2. establish and periodically review standards of performance for the contractual relationship(s), as deemed appropriate by the AIT to optimize the mutual benefits flowing from the Alliance;

      2.3. determine appropriate measurements for the quality improvement processes of the two Entities, insofar as they pertain to the Alliance relationship, and oversee efforts for long-range process improvement efforts between the two Entities with respect to the Covered Contract(s);

      2.4. conduct regular planning, problem solving and performance review meetings at such periodic intervals as shall be mutually agreed;

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     2.5.  review all significant equipment, design, and process changes affecting the contractual relationship(s) between the two Entities;

     2.6. determine and develop strategies with respect to future business relationships between the Entities involved;

     2.7. share with AITs from other Entities any best practices or other process improvements which might be applicable to other Covered Contracts; and

     2.8. endeavor to resolve any disputes concerning the contractual relationship(s) between the two Entities as provided in Section E hereof to the extent such disputes are not resolved in accordance with the terms and conditions of the Covered Contracts by the individuals responsible for the day-to-day administration of the Covered Contracts.

     3. Sharing of Information and Development Plans. Except as constrained by business, policy, or legal considerations, Chevron Entities and NGC Entities which are parties to Covered Contracts will share their knowledge of activities and trends in their lines of business, and of their specific development or expansion plans which may relate to the provision of Energy Products or Services by one to the other. All such information shall be kept strictly confidential and shall not be used by the receiving party except in furtherance of the mutual objectives outlined in this Alliance Agreement.

      6. Significant Performance Problems. If an unexcused failure by either party to a Covered Contract to perform such party's obligations results in a Material Event, as defined below, a representative of the defaulting party at no lower than the vice-president level of management shall, upon request, provide a briefing to and conduct direct discussions with, a representative of the non-defaulting party at a similar management level for the purposes of evaluating the cause of the failure, assuring that any deficient processes that contributed to the failure are promptly addressed, ensuring that the defaulting party fully understands the consequences of the failure to the non-defaulting party, and committing to take appropriate steps to avoid such failures in the future. Any unexcused failure to deliver Energy Products or Services in accordance with an obligation in a Covered Contract which results in a shutdown or forced cutback of a refinery unit ,chemical processing unit, or other energy consuming facility, the involuntary shutting in of gas production, or an inability to perform contractual obligations with third parties will be deemed to be a Material Event for purposes of this Agreement. Nothing in this Section is intended to relieve either party to a Covered Contract from liability for monetary damages payable in accordance with the Covered Contract or to supersede any other remedy that may be available under the Covered Contract, nor is anything in this Section intended as a definition of "material breach" or similar event for purposes of any Covered Contract.

D.  CORPORATE GUARANTEES.

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      1.  Chevron Guarantee.  In consideration of the NGC Entities' entering into Covered Contracts with the Chevron Entities, Chevron U.S.A. Inc. hereby unconditionally guarantees the performance of each Covered Contract by Chevron Production, Chevron Products and any other division or subsidiary of Chevron U.S.A. Inc. which may enter into a Covered Contract with an NGC Entity. For the same consideration, Chevron Chemical Company, Chevron Pipe Line Company, and Chevron Overseas Petroleum Inc. each hereby unconditionally guarantees the performance of each Covered Contract by any of their respective divisions or subsidiaries which may enter into a Covered Contract with an NGC Entity.

      2. NGC Guarantee. In consideration of the Chevron Entities' entering into Covered Contracts with the NGC Entities, NGC Corporation hereby unconditionally guarantees the performance of each Covered Contract by each NGC Entity which enters into a Covered Contract with a Chevron Entity.

      3. Savings Clause. The foregoing corporate guarantees shall remain in full force and effect for the life of each Covered Contract. Termination of this Master Alliance Agreement shall not relieve any guarantor of its guarantee obligations hereunder.

E.  DISPUTE RESOLUTION.

      1. General Procedure. Chevron Entities and NGC Entities which are parties to a Covered Contract shall utilize the procedure set forth in this Section E to resolve in good faith any dispute, controversy or claim related to the Covered Contract, including any dispute over the performance, breach, termination, interpretation, or validity of the Covered Contract. Nothing herein is intended to limit any the parties to any Covered Contract from resolving informally between them any controversy, claim or dispute that may arise, and thus avoiding the necessity of presenting such matter to an AIT.

      2. Submission To AIT. Any Chevron Entity or NGC Entity may request that any dispute, controversy or claim arising under a Covered Contract be submitted to the appropriate AIT, in accordance with such procedures as the AIT may establish and with such explanation or documentation as the parties deem appropriate to aid the AIT in its consideration of the issues presented. The date the matter is first considered by the AIT as an agenda item at a regular or special meeting of the AIT shall be referred to as the "Submission Date". The AIT shall attempt in good faith, through the process of discussion and negotiation, to resolve within forty-five days after the Submission Date any dispute, controversy or claim presented to it. In those cases where affected Entities have established local AITs between individual business units or facilities, any dispute should first be submitted to the local AIT, but if the dispute is not promptly resolved by the local AIT it will then be submitted to the appropriate Entity-level AIT for resolution. The references in this Section to "Submission Date" shall be deemed to refer to the date the issue is submitted to the Entity-level AIT, not the earlier date when the issue was considered by a local AIT. With respect to those Covered Contracts which contain periodic price renegotiation provisions and a special procedure for resolving any disagreements arising from those renegotiations, it is recognized that submission to an Entity-level AIT may create undue delays

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and the parties may elect to proceed directly from informal negotiations at the local AIT level to the special dispute resolution procedure in the Covered Contract.

      3. Mediation. If an Entity-level AIT cannot resolve any dispute, controversy or claim submitted to it within forty-five days after the Submission Date, the parties shall attempt in good faith to settle the matter by submitting the dispute, controversy or claim to mediation within sixty days after the Submission Date using any mediator upon which they mutually agree. If the parties are unable to mutually agree upon a mediator within seventy five days after the Submission Date, the case shall be referred to the Houston office of Judicial Arbitration and Mediation Services, Inc. ("JAMS") for mediation. The cost of the mediator will be split equally between the parties unless they agree otherwise. As indicated in Section E.3., above, it is recognized that disputes arising from price renegotiation provisions in the Covered Contracts may be resolved in accordance with those provisions without first being submitted to mediation.

      4.  BINDING ARBITRATION

      4.1 All Disputes Arbitration. All disputes between the parties arising under any Covered Contract and not resolved through negotiation or mediation shall be submitted to arbitration in accordance with this Section E.4. or, if one exists, the similar arbitration provision of the applicable Covered Contract, and the parties hereby expressly waive all rights to have any such disputes heard before a court of law, except the right to enforce an arbitration award as described in Section E.4.5. Arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. (S) 1, et seq., and not by the arbitration acts, statutes or rules of any other jurisdiction. In the event of a conflict between the terms of this Section E.4. and the terms of an express arbitration provision in any individual Covered Contract, the arbitration provision in the individual Covered Contract shall control as to any disputes arising under that contract.

      4.2 Procedure. In the event the parties are unable to resolve a dispute arising under any Covered Contract after exercising good faith efforts to do so, either party may require that the matter be resolved through binding arbitration by submitting a written notice to the other. The notice shall name the noticing party's arbitrator and shall contain a statement of the issue(s) presented for arbitration. Within fifteen days after receipt of a notice of arbitration, the other party shall name its arbitrator by written notice and may designate any additional issue(s) for arbitration. The two named arbitrators shall select the third arbitrator within fifteen days after the date on which the second arbitrator was named. Should the two arbitrators fail to agree on the selection of the third arbitrator, either party shall be entitled to request the Senior Judge of the United States District Court of the Southern District of Texas to select the third arbitrator. All arbitrators shall be qualified by education or experience within the energy industry to decide the issues presented for arbitration. No arbitrator shall be a current or former director, officer or employee of either party, or its affiliates; an attorney (or member of a law firm) who has rendered legal services to either party, or its affiliates, within the preceding three years; or an owner of any of the common stock of either party or its affiliates.

     4.3 Arbitration Hearings. The three arbitrators shall commence the arbitration hearing within twenty-five days following the appointment of the third arbitrator. The proceeding shall

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be held at a mutually acceptable site in Houston, Texas. If the parties are unable to agree on a site, the arbitrators shall select a site. The arbitrators shall have the authority to establish rules and procedures governing the arbitration hearing. Each party shall have the opportunity to present its evidence at the hearing. The arbitrators may call for the submission of pre-hearing statements of position and legal authority, but no post-hearing briefs shall be submitted. After the presentation of the evidence has concluded, each party shall submit to the arbitration panel a final offer of its proposed resolution of the dispute. The arbitration panel shall not have the authority to award punitive or exemplary damages or any type of damages expressly waived in the applicable Covered Contract, nor shall the arbitration panel have any authority to terminate a Covered Contract unless that issue is made subject to arbitration under the express terms of the Covered Contract. The arbitrators' decision must be rendered within thirty days following the conclusion of the hearing or submission of evidence, but no later than 90 days after appointment of the third arbitrator. All evidence submitted in an arbitration proceeding, transcripts of such proceedings, and all documents submitted by the parties in an arbitration proceeding shall be deemed confidential information subject to Section F below.

     4.4 Arbitration Decision. The decision of the arbitrators or a majority of them, shall be in writing and shall be final and binding upon the parties as to the issue submitted. Each party shall bear the expense and cost of own attorneys and witnesses, its own arbitrator and one-half of the expense and cost of the third arbitrator.

     4.5 Enforcement of Award. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. The prevailing party shall be entitled to reasonable attorneys' fees in any court proceeding necessary to enforce or collect any award or judgment rendered by the arbitrators.

F.  CONFIDENTIALITY

     Each Party agrees that it will maintain the terms of this Alliance Agreement in strictest confidence and that it will not cause or permit disclosure of those terms to any third party without the express written consent of the other Parties hereto; provided, however, that such third party restriction does not apply to affiliated companies. Disclosures otherwise prohibited by this Section may be made by any Party () to the extent necessary for such Party to enforce its rights hereunder against another Party, () to the extent a Party is contractually or legally bound to disclose financial information to a third party such as a royalty owner or partner, or () to the extent to which a Party hereto is required to disclose all or part of this Agreement by a statute or by a court, agency, or other governmental body exercising jurisdiction over the subject matter hereof, by order, by regulation or by other compulsory process (including, but not limited to, deposition, subpoena, interrogatory, or request for production of documents).

G.  TERM

     This Alliance Agreement shall be effective for a primary term of ten years, commencing on the Effective Date, and year to year thereafter until and unless terminated by either party at

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the end of the primary term, or at the end of any annual period after the primary term, by giving the other party not less than one hundred and eighty days' prior written notice of termination.

H.  LAWS AND REGULATIONS; EFFECT OF THIS AGREEMENT

     1. This Alliance Agreement is subject to, and the parties shall comply with, all applicable laws and regulations.

     2. Notwithstanding the parties' intent to create a mutually beneficial commercial relationship pursuant to this Alliance Agreement, nothing herein is intended or shall be construed as preventing either party or their Subsidiaries from entering into agreements with any third party for the sale, purchase or provision of any product or service. In addition, it is understood and agreed that the Alliance is a contractual relationship which the parties intend to administer and improve in accordance with the provisions of this Alliance Agreement. The Alliance is not a partnership, joint venture or any other type of legal entity. All Energy Products or Services provided by one Entity to another shall be provided by the first Entity as an independent contractor, retaining complete and exclusive control and direction over such Entity's personnel and operations, consistent with the business needs of the parties. No employee or subcontractor of one Entity shall be, in any sense, an employee or agent of, or have any authority to represent or bind, any other Entity in any way.

I.  ASSIGNMENTS PROHIBITED

     This Alliance Agreement may not be assigned by any party without the prior written consent of the other parties.

     WHEREFORE, the parties have caused this Alliance Agreement to be executed by their authorized representatives as of the date written above.

                           [Signatures on next page]

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                 SIGNATURE PAGES TO MASTER ALLIANCE AGREEMENT

                                    between

Chevron U.S.A. Production Company, Chevron Products Company, Chevron Chemical Company, Chevron Pipe Line Company, Chevron Overseas Petroleum Inc., NGC Corporation, Natural Gas Clearinghouse, NGC Liquids Marketing, Inc., NGC Oil Trading and Transportation, Inc., NGC Energy Resources Ltd. Partnership, Trident NGL, Inc., Warren Petroleum Company, Limited Partnership, and Electric Clearinghouse

CHEVRON U.S.A. PRODUCTION COMPANY,         CHEVRON OVERSEAS PETROLEUM INC.
A DIVISION OF CHEVRON U.S.A. INC.

By -------------------------------         By --------------------------------

Title ----------------------------         Title -----------------------------

CHEVRON PRODUCTS COMPANY,                  NGC CORPORATION
A DIVISION OF CHEVRON U.S.A. INC.

By: -------------------------------        By --------------------------------

Title: ----------------------------        Title -----------------------------

CHEVRON CHEMICAL COMPANY                   NATURAL GAS CLEARINGHOUSE

By: -------------------------------        By --------------------------------

Title: ----------------------------        Title -----------------------------

CHEVRON PIPE LINE COMPANY                  ELECTRIC CLEARINGHOUSE

By: -------------------------------        By --------------------------------

Title: ----------------------------        Title: ----------------------------

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WARREN PETROLEUM COMPANY, LIMITED PARTNERSHIP


By: -------------------------------

Title: ----------------------------

NGC LIQUIDS MARKETING, INC.

By: -------------------------------

Title: ----------------------------

NGC OIL TRADING AND TRANSPORTATION, INC.

By: -------------------------------

Title: ----------------------------

NGC ENERGY RESOURCES LTD. PARTNERSHIP

By: -------------------------------

Title: ----------------------------

TRIDENT NGL, INC.

By: -------------------------------

Title: ----------------------------

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